EXHIBIT 99.1

FOR IMMEDIATE RELEASE
For more information, please contact:
Barry A. Rothman
561-483-7743

    ELINE ENTERTAINMENT SIGNS LETTER OF INTENT TO ACQUIRE COMPANY HOLDING THE
         RIGHTS TO PURCHASE LEADING PIGSKIN LEATHER PRODUCER IUV VRHNIKA

Knoxville, Tennessee, March 24, 2004 - - Eline Entertainment Group, Inc. (OTC Bulletin Board: EEGI) (Frankfurt Stock Exchange: EO9) today announced that as part of its strategic plan to acquire undervalued businesses operating in traditional industries, it has signed a letter of intent to acquire a majority interest in Paolo Nevada, Inc., a privately held company that holds the rights to purchase a majority of the issued and outstanding securities of Slovenia-based IUV Vrhnika Vrhnika d.d. (IUV), a leading producer of high-quality pigskin leather and leather goods.

Paolo Nevada has represented to Eline that it is concurrently executing contracts for the purchase of a majority of the issued and outstanding securities of IUV, a key condition to the closing of which is the payment of approximately $6 million to the sellers as consideration for the purchase of such securities.

The transaction is subject the completion of satisfactory due diligence on the part of Eline Entertainment with respect to both Paolo Nevada and IUV, as well as the completion by Eline Entertainment of a financing for a minimum of $6 million or the facilitation of such financing by Eline Entertainment, as Eline deems appropriate. No further terms of the proposed transactions were immediately disclosed.

IUV (http://www.iuv.si/english), originally established more than 50 years ago, today employs about 900 employees. In 2003, IUV sold approximately 3.5 million square meters of leather in more than 40 countries, the primary markets being Italy, Turkey, Germany, Great Britain, United States, Canada, India, and Spain. IUV's clients include many of the world's leading garment, fashion, leatherwear, footwear and automotive companies, such as Gucci, Springfield, Prada, Hugo Boss, Danier, Marks & Spencer, Sisley, DKNY, Gap (Banana Republic), Benetton, Salvatore Ferragamo, Bally, Max Mara, Marina Rinaldi, ARA. Gabor, Salamander and Volkswagen Group, to name a few.

Certain statements in this document and elsewhere by Eline Entertainment are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not

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limited to, events or circumstances which affect the ability of Eline
Entertainment to complete the proposed transactions with either Paolo Nevada or IUV; if the transactions with Paolo Nevada and IUV are completed, events or circumstances which affect the ability of Eline Entertainment and IUV to integrate successfully and achieve the anticipated benefits of the transaction; the ability of Eline Entertainment to obtain sufficient financing; the ability of Eline Entertainment and IUV to operate profitably given Eline Entertainment's history of operating losses; competitive pricing for each company's products; fluctuations in demand; changes to economic growth in countries where Eline Entertainment and IUV conduct their businesses; government policies and regulations; and dilution to shareholders caused by the issuance of stock in the course of completing the transactions with either Paolo Nevada or IUV. Eline Entertainment undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are urged, however, to consult any further disclosures made on related subjects in reports filed with the SEC. Moreover, securities offered will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ABOUT ELINE ENTERTAINMENT

Eline Entertainment Group, Inc. is seeking to acquire undervalued opportunities in traditional industries. Eline Entertainment currently has two divisions, Industrial Holding Group and 24/7 MRI. Its Industrial Holding Group division owns Industrial Fabrication and Repair, Inc., an established company with over 20 years of experience in component sales, machining, specialty design and fabrication for conveyor systems used in the movement of raw materials, finished goods and supplies in its customers' manufacturing processes. Its customers are engaged in various industries in the manufacturing sector, including mining operations, paper, steel mills, rock quarry operations and bottling facilities located in the southeastern United States. Its customers include Coca-Cola, PepsiCo, Tennessee Valley Authority, Kimberly- Clarke Corp., American Limestone, Gerdau-AmeriSteel, Vulcan Materials Co., Harrison Construction, Blue Diamond Coal, Carlex Glass, HBD Industries and Hartco Flooring. Eline's 24/7 MRI division's goal is to become a high- tech radiology provider specializing in MRI. 24/7 MRI's mission is to create a completely state-of-the-art radiology service combining digital technology with high-speed Internet, and leading-edge mobile MRI.

This press release contains forward-looking statements, some of which may relate to Eline Entertainment Group, Inc., and which involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward looking statements as a result of certain factors, including those set forth in Eline Entertainment Group, Inc.'s filings with the Securities and Exchange Commission.

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